EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

IRIS International, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2009, relating to the consolidated financial statements and the effectiveness of IRIS International, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

/s/ BDO Seidman, LLP BDO SEIDMAN, LLP
Los Angeles, California

May 29, 2009